Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-49284, 333-106328 and 333-114078) and Form S-8 (Nos. 333-26797, 333-30771, 333-39213, 333-39189, 333-69761, 333-69765, 333-93413, 333-93407, 333-67790, 333-97891 and 333-111253) of Vital Images, Inc. of our report dated March 31, 2004, relating to the financial statements of HInnovation, Inc., which appears in the Amendment No. 2 to Current Report on Form 8-K/A of Vital Images, Inc. dated February 18, 2004.

/S/ PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
June 7, 2004